Board of Directors
American Lorain Corporation

Consent of Independent Registered Public Accounting Firm

We hereby consent to your disclosure of our audit report dated February 26, 2008 and review report dated August 5, 2008 on the consolidated financial statements of American Lorain Corporation as of and for the years ended December 31, 2007, 2006, and 2005 and the six months ended June 30, 2008, respectively, included in Amendment No. 5 to Registration Statement on Form S-1 submitted by American Lorain Corporation.

We hereby consent to your disclosure of our audit report dated July 21, 2008 on the condensed financial statements of American Lorain Corporation as of and for the years ended December 31, 2007, 2006, and 2005, included in Amendment No. 6 to Registration Statement on Form S-1 submitted by American Lorain Corporation.

For the purposes of the aforesaid Form S-1, we also consent to the reference of our firm as "Experts" under the 'Experts' caption, which, in so far as applicable to our firm means accounting experts.

/s/ Samuel H. Wong & Co., LLP
South San Francisco, California	Samuel H. Wong & Co., LLP
October 10, 2008	Certified Public Accountants

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